MASTER AGREEMENT AMONG UNDERWRITERS



                                                                  April __, 2002

Noble International Investments, Inc.
6501 Congress Ave., Suite 100
Boca Raton, FL 33487

Gentlemen:

          We understand that from time to time you may act as Representative or as one of the Representatives of the several underwriters of offerings of securities of various issuers. This Agreement shall apply to any offering of securities in which we elect to act as an underwriter after receipt of an invitation from you which shall identify the issuer, contain information regarding certain terms of the securities to be offered and specify the amount of our proposed participation and the names of the other Representatives, if any, and that our participation as an underwriter in the offering shall be subject to the provisions of this Agreement.

          SECTION 1      GENERAL.

          Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial offering price, the interest or dividend rate (or the method by which such rate is to be determined), the underwriting discount, the management fee, the selling concession, and the reallowance, except that if the offering price of the securities is to be determined as contemplated by Rule 430A under the Securities Act of 1933, as amended (such procedure being hereinafter referred to as "430A Pricing"), you shall so advise us and shall specify the maximum underwriting discount, management fee and selling concession. Such information may be conveyed by you in one or more communications (such communications received by us with respect to the offering are hereinafter collectively referred to as the "Invitation"). If the Underwriting Agreement (as hereinafter defined) provides for the granting of an option to purchase additional securities to cover over-allotments or otherwise (an "over-allotment option") and we will be invited to participate in the distribution of such additional securities, you will notify us in the Invitation of the over-allotment option and of our maximum obligation upon exercise of the over-allotment option.

          This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if you receive our telegraphic acceptance prior to the time and date specified in the Invitation. Such acceptance (hereinafter referred to as our "Acceptance") shall be irrevocable except with your written consent. If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereto with respect to the offering to which the Acceptance relates. Our Acceptance also will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters' Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is correct. We agree to notify you immediately of any development before the termination of any offering of securities pursuant to Section 12(a) hereof which makes untrue or incomplete any information which we have given, or are deemed to have given, in response to the Master Underwriters' Questionnaire.

          The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Issuer." If the Underwriting Agreement does not provide for an over-allotment option, the securities to be purchased by the Underwriters (as hereinafter defined) pursuant to the Underwriting Agreement are hereinafter referred to as the "Securities"; if the Underwriting Agreement provides for an over-allotment option, the securities the Underwriters are initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter referred to as the "Initial Securities," and any additional securities which may be purchased upon exercise of the over-allotment option are hereinafter referred to as the "Additional Securities," with the Initial Securities and all or any part of the Additional Securities being hereinafter collectively referred to as the "Securities." Any underwriters of Securities under this Agreement, including the Representatives (as hereinafter defined), are hereinafter collectively referred to as the "Underwriters." All references herein to "you" or to the "Representatives" shall mean Noble International Investments, Inc. and the other firms, if any, which are named as Representatives in the Invitation. The Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act").

          The following provisions of this Agreement shall apply separately to each individual offering of Securities.

          SECTION 2 UNDERWRITING ARRANGEMENTS: AUTHORITY AND COMPENSATION OF REPRESENTATIVES.

          You shall determine which signatories or other parties deemed to be signatories to this Agreement will be invited to become Underwriters of the Securities in any particular offering. We authorize you to execute and deliver on our behalf (i) an underwriting or purchase agreement, any amendment or supplement thereto and any associated or other similar agreement (collectively, the "Underwriting Agreement") with the Issuer and any selling securityholder(s) with respect to the Securities, and (ii) any agreement among Underwriters, on the one hand, and one or more groups of underwriters for the Securities not acting as such pursuant to this Agreement, on the other hand (an "Intersyndicate Agreement"), in such forms as you determine. We will be bound by all terms of the Underwriting Agreement and Intersyndicate Agreement, if any, as executed and as amended or supplemented. We understand that changes may be made in those who are to be Underwriters, and in the amount of Securities to be purchased by them, but the amount of Securities to be purchased by us in accordance with the terms of this Agreement, including the maximum amount of Additional Securities, if any, which we may become obligated to purchase by reason of the exercise of any over-allotment option provided in the Underwriting Agreement, shall not be changed without our consent except as provided in the Underwriting Agreement.

          As Representatives of the Underwriters, you are authorized to take such action as you, in your discretion, deem necessary, desirable or appropriate to carry out this Agreement, the Underwriting Agreement, the Intersyndicate Agreement, if any, and the purchase, carrying, sale, and distribution of the Securities, and to agree to any waiver or modification of any provision of



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

the Underwriting Agreement or any Intersyndicate Agreement. To the extent applicable, you also are authorized to determine (i) the amount of Additional Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option and (ii) with respect to offerings using 430A Pricing, the initial offering price and the price at which Securities are to be purchased in accordance with the Underwriting Agreement. It is understood and agreed that Noble International Investments, Inc. may act on behalf of all Representatives.

          If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount which bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of serial Securities to be purchased by all the Underwriters.

          As compensation for your services in the management of the offering, we will pay you an amount equal to the management fee specified in the Invitation in respect of the Securities to be purchased by us pursuant to the Underwriting Agreement, and we authorize you to charge our account with such amount. If there is more than one Representative, such compensation shall be divided among the Representatives in such proportions as they may determine.

          SECTION 3      REGISTRATION STATEMENT AND PROSPECTUSES.

          You will either furnish to us, to the extent made available to you by the Issuer, or make available to us for review in your office, copies of any registration statement or registration statements relating to the Securities which may be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Act and of each amendment thereto (excluding exhibits and any documents incorporated by reference therein). Such registration statement(s), and the prospectus(es) relating to the sale of Securities by the Issuer and any selling securityholder(s) constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented, as the case may be, by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a supplement to the Prospectus filed with the Commission pursuant to Rule 424 under the Act with respect to an offering of Securities shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates. We authorize you to furnish to the Issuer the information concerning the Underwriters and the terms of the offering to be included in the Registration Statement and Prospectus and to approve on our behalf any amendments or supplements to the Registration Statement or Prospectus. We consent to being named in the Prospectus as one of the Underwriters of the Securities. Unless we have promptly notified you in writing to the contrary, our name as it should appear in the Prospectus, and our address, are as set forth on the signature page hereof.

          We understand that it is our responsibility to examine the Registration Statement, all preliminary and final Prospectuses relating to the offering of the Securities, and the material, if any, incorporated by reference in any of them, and to familiarize ourselves with the terms of the Securities and the other terms of the offering thereof which are to be reflected in the Prospectus and the Invitation with respect thereto. Our Acceptance of an Invitation relating to an offering of Securities shall constitute our acknowledgment that we have examined and are familiar with the Registration Statement, including, if applicable, the documents incorporated by reference therein and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities filed as exhibits thereto or otherwise made available to us, each preliminary and final Prospectus, and each amendment or supplement thereto, as the case may be, relating to Securities theretofore filed or proposed to be filed with the Commission. We understand that we are not authorized to give any information or to make any representation not contained in the Prospectus as amended or supplemented or in any document incorporated therein by reference.

          We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of the distribution (including dates, number of copies, and persons to whom sent) by us of copies of the Registration Statement and all preliminary and final Prospectuses (and all amendments or supplements thereto), and promptly, upon request by you, to bring all subsequent changes to the attention of anyone to whom such materials shall have been distributed. We further agree to furnish to those persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Act. Our Acceptance of an Invitation relating to an offering of Securities shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Exchange Act.

          SECTION 4      PUBLIC OFFERING.

          The sale of Securities to the public shall commence as soon as you deem advisable. We will not sell any Securities until they are released by you for that purpose. When notified by you that the Securities are released for sale, we will offer, in conformity with the terms of the offering set forth in the Prospectus, such of the Securities to be purchased by us as are not reserved for our account for sale to Selected Dealers (as hereinafter defined) and others pursuant to Section 5. After the initial offering, the offering price and the concession and discount therefrom may be changed by you by notice to the Underwriters, and we agree to be bound by any such change.

          If, in accordance with the terms of the offering set forth in the Prospectus, the offering of Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions above relating to your right to change the offering price and concession and discount to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

          Unless otherwise permitted in the Invitation, we will not sell any Securities to any account over which we have discretionary authority. We also will comply with any other restrictions which may be set forth in the Invitation.

          The initial public advertisement, if any, with respect to the Securities shall be in such form, shall appear on such date, and shall include the names of such of the Underwriters, as you may determine.

          SECTION 5      OFFERING AND SALES TO SELECTED DEALERS AND OTHERS.

          We authorize you, for our account, to reserve for sale and sell to dealers (collectively, the "Selected Dealers"), among whom any of the Underwriters may be included, such amount of Securities to be purchased by us as you shall determine. Reservations for sales to Selected Dealers for our account need not be in proportion to our underwriting obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. Sales to Selected Dealers may be made under the Noble International Investments, Inc. Master Selected Dealers Agreement, or otherwise. The price to Selected Dealers initially shall be the offering price less a concession not in excess of the Selected Dealers' concession set forth in the Invitation. Selected Dealers shall be actually engaged in the investment banking or securities business and shall be either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) banks, brokers, dealers or other institutions with their principal place of business located outside of the United States, its territories, and its possessions and not registered under the Exchange Act who agree to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD (the "Conduct Rules"), and each foreign Selected Dealer also shall agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1 of the Conduct Rules), to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules, and to comply with Rule 2420 of the Conduct Rules as that Rule applies to a non-member foreign broker or dealer.

          With your consent, the Underwriters may allow, and Selected Dealers may reallow, a discount on sales to any dealer who meets the above NASD requirements in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

          We also authorize you, for our account, to reserve for sale and to sell at the offering price Securities to be purchased by us to others, including institutions and retail purchasers. Except for such sales which are designated by a purchaser to be for the account of a particular Underwriter, such reservations and sales shall be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations, unless you agree to a smaller proportion for any Underwriter at its request.

          At or before the time Securities are released for sale, you shall notify us of the amount of Securities which have not been reserved for our account for sale to Selected Dealers and others and which are to be retained by us for direct sale.

          We will from time to time, upon your request, report to you the amount of Securities retained by us for direct sale which remain unsold and, upon your request, deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of unsold Securities as you may designate at the offering price less an amount determined by you not in excess of the concession to Selected Dealers. You also may repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the Underwriters, at prices determined by you not in excess of the offering price less the concession to Selected Dealers.

          You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any Securities then reserved for sale to, but not purchased and paid for by, Selected Dealers or others as above provided, but to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

          The Underwriters and Selected Dealers may, with your consent, purchase Securities from, and sell Securities to, each other at the offering price less a concession not in excess of the concession to Selected Dealers. Sales of Securities between Underwriters also may be made as you deem advisable for Blue Sky purposes.

          SECTION 6      REPURCHASE OF SECURITIES NOT EFFECTIVELY PLACED.

          In recognition of the importance of distributing Securities to bona fide investors, we agree to repurchase on demand any Securities sold by us, except through you, which are purchased by you in the open market or otherwise during a period terminating as provided in Section 12(a) hereof, at a price equal to the cost of such purchase, including accrued interest, amortization of original issue discount or dividends, commissions, and transfer and other taxes, if any, on redelivery. The certificates delivered to us need not be the identical certificates delivered to you in respect of the Securities purchased. In lieu of requiring repurchase, you may, in your discretion, sell such Securities for our account at such prices, upon such terms, and to such persons, including any of the other Underwriters, as you may determine, charging the amount of any loss and expense, or crediting the amount of any net profit, resulting from such sale, to our account, or you may charge our account with an amount determined by you not in excess of the concession to Selected Dealers.

          SECTION 7      PAYMENT AND DELIVERY.

          At or before such time, on such dates, and at such places as you may specify in the Invitation, we will deliver to you a fed fund wire in such funds as are specified in the Invitation, payable to the order of Noble International Investments, Inc. (unless otherwise specified in the Invitation) in an amount equal to, as you direct, either (i) the .offering price or prices plus accrued interest, amortization of original issue discount, or dividends, if any, set forth in the Prospectus, less the concession to Selected Dealers in respect of the amount of Securities to be purchased by us in accordance with the terms of this Agreement or (ii) the amount set forth in the Invitation with respect to the Securities to be purchased by us. We authorize you to make payment for our account of the purchase price for the Securities to be purchased by us against delivery to you of such Securities (which may be in temporary form), and the difference between such purchase price of the Securities and the amount of our funds delivered to you therefor shall be credited to our account. You shall deliver to us the Securities retained by us for direct sale as soon as practicable after your receipt of the Securities.

          We authorize you to hold and deliver against payment any of our Securities which have been sold or reserved for sale to Selected Dealers or others. Upon receiving payment for Securities sold for our account to Selected Dealers and others, you shall remit to us an amount equal to the amount paid by us to you in respect of such Securities and credit or charge our account with the difference, if any, between such amount and the price at which such Securities were sold. Upon termination of the provisions of this Agreement as set forth in Section 12(a) hereof, you shall deliver to us any Securities reserved for our account for sale to Selected Dealers and others which remain unsold at that time.

          You are authorized to make appropriate arrangements for payment for, and/or delivery through the facilities of The Depository Trust Company or any such other depository or similar facility of, the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions to you.

          In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

          SECTION 8      AUTHORITY TO BORROW.

          We authorize you to advance your own funds for our account, charging current interest rates or to arrange loans for our account or the account of the Underwriters, as you, in your discretion, may deem necessary, desirable or appropriate for the purchase, carrying, sale, and distribution of the Securities. You may execute and deliver any notices or other instruments required in connection therewith and may hold or pledge as security therefor all or any part of the Securities which we or such Underwriters have agreed to purchase. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective participation in such loans, and not joint. Any lender is authorized to accept your instructions as to the disposition of the proceeds of any such loans. You shall credit each Underwriter with the proceeds of any loans made for its account.

          SECTION 9      STABILIZATION AND OVER-ALLOTMENT.

          In order to facilitate the sale of Securities, we authorize you, in your discretion, to purchase and sell Securities or any other securities of the Issuer or any guarantor of the Securities specified in the Invitation, in the open market or otherwise, for long or short account, at such prices as you may determine, and, in arranging for sales to Selected Dealers or others, to over-allot. You may liquidate any long position or cover any short position incurred pursuant to this Section at such prices as you may determine. You shall make such purchases and sales (including over-allotments) for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that, in connection with any particular offering of Securities to which this Agreement applies, you may have made purchases of securities of the Issuer or securities of any guarantor of the Securities for stabilizing purposes prior to the time when we become an Underwriter, and we agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. At the close of business on any day, our net commitment, either for long or short account, resulting from such purchases or sales shall not exceed 20% (or such other amount as may be specified in the Invitation) of our underwriting obligation (excluding any Additional Securities which may be purchased upon exercise of an over-allotment option), except that such percentage may be increased with the approval of a majority in interest of the Underwriters. In the case of our net commitment for short account, our net commitment shall be calculated assuming that all Additional Securities which may be purchased upon exercise of an over-allotment option are acquired. We will take up at cost on demand any Securities or other securities of the Issuer or any securities of any guarantor of the Securities so sold or over-allotted for our account, including accrued interest, amortization of original issue discount, or dividends, and we will pay to you on demand the amount of any losses or expenses incurred for our account pursuant to this Section. In the event of a default by any Underwriter in respect of its obligations under this Section, each nondefaulting Underwriter shall assume its share of the obligations of such defaulting Underwriter in the proportion that its underwriting obligation bears to the underwriting obligations of all nondefaulting Underwriters without relieving such defaulting Underwriter of its liability hereunder.

          If you effect any stabilizing purchase pursuant to this Section, you shall promptly notify us of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You shall prepare and maintain such records as are required to be maintained by you as manager pursuant to Rule 17a-2 under the Exchange Act.

          SECTION 10     OPEN MARKET TRANSACTIONS.

          We represent and agree that, in connection with the offering of Securities, we have complied and will comply with the provisions of Regulation M (Rules 100 through 105) under the Exchange Act with regard to trading in the Securities. For purposes of the foregoing sentence, we agree that, in addition to the Securities, other securities of the Issuer or securities of any guarantor of the Securities or the right or option to purchase or otherwise acquire any securities of the Issuer or any securities of any guarantor of the Securities specified in the Invitation shall be considered securities of the same class and series as the Securities.

          SECTION 11     NET CAPITAL.

          The incurrence by us of our obligations hereunder and under the Underwriting Agreement in connection with the offering of Securities will not place us in violation of the net capital requirements of Rule 15c3-1 under the Exchange Act.

          SECTION 12     TERMINATION; AMENDMENT.

               (a) With respect to each offering of Securities pursuant to this Agreement, all limitations in this Agreement on the price at which Securities may be sold, the period of time referred to in Section 6 hereof, the authority granted by the first sentence of Section 9 hereof, and the restrictions contained in Section 10 hereof shall terminate at the close of business on the 45th day after the commencement of the offering of Securities, unless the effectiveness of such provisions is extended or sooner terminated by you as hereinafter provided. You may extend the effectiveness of any or all of such provisions for up to an additional 15 days, or terminate, any or all of such provisions at any time prior thereto, in either case by notice to the Underwriters. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

               (b) This Agreement may be terminated by either party hereto upon 5 business days' prior written notice to the other party; provided, however, that, with respect to any particular offering of Securities, if you receive any termination notice from us after our Acceptance of the Invitation for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section 12.

               (c) This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

          SECTION 13     EXPENSES AND SETTLEMENT.

          You may charge our account with any transfer taxes on sales of Securities made for our account and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or otherwise in connection with the purchase, carrying, sale or distribution of Securities. With respect to each offering of Securities pursuant to this Agreement, the respective accounts of the Underwriters shall be settled as promptly as practicable after the termination of the provisions of this Agreement as set forth in Section 12(a), but you may reserve such amounts as you may deem advisable for additional expenses. Your determination of the amount to be paid to or by us shall be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by, or for the accounts of, the Underwriters with respect to each offering of Securities pursuant to this Agreement.

          SECTION 14     INDEMNIFICATION.

          With respect to each offering of Securities pursuant to this Agreement, we will indemnify and hold harmless each other Underwriter and each person, if any, who controls each other Underwriter within the meaning of
Section 15 of the Act, to the extent that, and on the terms upon which, we agree to indemnify and hold harmless the Issuer, any selling securityholders and other specified persons as set forth in the Underwriting Agreement.



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


          SECTION 15     CONTRIBUTION.

          We agree to pay, upon your request, as contribution, our proportionate share, based upon our underwriting obligation, of any losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter, arising out of, or based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (and any amendment thereto), any preliminary or final Prospectus (or any amendment or supplement thereto), or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in conformity with, written information furnished to the Issuer by an Underwriter through you specifically for use therein); and will pay such proportionate share of any legal or other expenses incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section 15, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Issuer, any selling securityholder, or any other person (other than an Underwriter) pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this
Section 15 any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section 15, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this Section 15. In determining amounts payable pursuant to this Section 15, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter.

          Any Underwriter may elect to retain its own counsel at its own expense. You may settle or consent to the settlement of any such claim with the approval of a majority in interest of the Underwriters. Whenever you receive notice of the assertion of any claim to which the provisions of this Section 15 would be applicable, you will give prompt notice thereof to each Underwriter. You also will furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section 15, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation relative to the underwriting obligations of all non-defaulting Underwriters.

          SECTION 16     DEFAULT BY UNDERWRITERS.

          Default by any Underwriter in respect of its obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, if provided in such Underwriting Agreement, you may (but shall not be obligated to) arrange for the purchase by others, which may include yourselves or other non-defaulting Underwriters, of all or a portion of the Securities not taken up by the defaulting Underwriters.

          In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder; but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement, except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon our underwriting obligation, of the obligations of each such defaulting Underwriter (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefor.

          In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased, or to deliver any Securities sold or over-allotted, by you for the respective accounts of the Underwriters, or to bear their proportionate share of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our underwriting obligation relative to the underwriting obligations of all non-defaulting underwriters, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

          SECTION 17     LEGAL QUALIFICATION.

          We authorize you to file with the Commission and any other governmental agency any documents, instruments or reports required in connection with any offering of Securities pursuant to this Agreement, and we will furnish to you promptly upon request any information required in connection therewith. You shall inform us, upon request, of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right to sell Securities in any jurisdiction.

          If we propose to offer Securities outside the United States, its territories or possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

          SECTION 18     LEGAL RESPONSIBILITY.

          As Representatives of the Underwriters, you shall have no liability to us, except for obligations expressly assumed by you in this Agreement. No obligations not expressly assumed by you in this Agreement shall be implied hereby or inferred herefrom.

          Nothing herein contained shall constitute the Underwriters in association, or partnership, with you, or with each other, or, except as otherwise provided herein or in the Underwriting Agreement, render any Underwriter liable for the obligations of any other Underwriter. The rights, obligations, and liabilities of the Underwriters are several in accordance with their respective underwriting obligations, and not joint.

          If the Underwriters are deemed to constitute a partnership for federal income tax purposes, we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with such election. You, as Representatives, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

          SECTION 19 MEMBERSHIP IN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AND FOREIGN DEALERS.

          We understand that you are a member in good standing of the NASD. We confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD; or (ii) a bank, broker, dealer or other institution with its principal place of business located outside the United States, its territories or possessions and not registered under the Exchange Act who hereby agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 5 of this Agreement). We hereby agree to comply with Rule 2720 of the Conduct Rules, and if we are a foreign bank, broker, dealer or other institution, we also hereby agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1 of the Conduct Rules), to comply, as though we are a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules, and to comply with Rule 2420 of the Conduct Rules as that Rule applies to a non-member foreign broker or dealer.

          SECTION 20     NOTICES.

          Any notice from you shall be deemed to have been duly given if mailed, hand delivered, telephoned (and confirmed in writing), telegraphed, telexed or transmitted by facsimile transmission to us at our address appearing below, or at such other address, telephone, telex or facsimile transmission number as we shall have advised you in writing. Any notice from us to you shall be deemed to have been duly given if mailed, hand delivered, telegraphed, telexed or transmitted by facsimile transmission to Noble International Investments, Inc.,
Attention: Syndicate Department; Telephone: 561/994-1191 Facsimile: 561/998-1987 or to such other address, telephone, telex or facsimile transmission number as we shall be notified by the Representatives. Communications by telegram, telex, facsimile transmission or other written form shall be deemed to be "written" communications.

          SECTION 21     GOVERNING LAW.

          This Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed wholly in said State, without giving effect to rules governing conflicts of law.

         Please confirm this Agreement and deliver a copy to us.

                                        Very truly yours,

                                        Name of Firm:
                                                     ---------------------------


                                        By:
                                           -------------------------------------
                                                 Authorized Officer or Partner



                                        Address:



                                        ----------------------------------------



                                        ----------------------------------------

                                        Telephone:
                                                  ------------------------------

                                        Facsimile:
                                                  ------------------------------


Confirmed as of the date first above written






By:
   -------------------------------------
         Nico P. Pronk, President

                                                                       EXHIBIT A


                       MASTER UNDERWRITERS' QUESTIONNAIRE

In connection with each offering of Securities pursuant to the Master Agreement Among Underwriters, dated _______, as revised (the "Agreement"), each Underwriter confirms the following information, except as indicated in such Underwriter's Acceptance or other written communication furnished to Noble International Investments, Inc. Defined terms used herein have the same meaning as defined terms in the Agreement.

     (a) Neither such Underwriter nor any of its directors, officers or partners have any material (as defined in Regulation C under the Act) relationship with the Issuer, its parent (if any), any other seller of Securities, or any guarantor of Securities.

     (b) Except as described or to be described in the Agreement, the Underwriting Agreement or the Invitation, such Underwriter does not know (i) of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of Securities, or of any other discounts or commissions to be allowed or paid to the Underwriters or of any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of Rule 2710 of the Conduct Rules of the NASD, (ii) of any intention to over-allot or (iii) that the price of any security may be stabilized to facilitate the offering of Securities.

     (c) No report or memorandum has been prepared for external use (i.e., outside such Underwriter's organization) by such Underwriter in connection with the proposed offering of Securities and such Underwriter has not prepared or had prepared for it any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Issuer, its parent (if any), or any guarantor of Securities within the past 12 months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the Issuer, its parent (if any) or any guarantor of Securities, unless such recommendations have changed within the past 6 months). If any such report or memorandum has been prepared, furnish to Noble International Investments, Inc. three copies thereof, together with a statement as to the actual or proposed use, identifying each class of persons who have received or will receive the report or memorandum, the number of copies distributed to each class, and the period of distribution.

     (d) If the Securities are debt securities to be issued under an indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), neither such Underwriter nor any of its directors, officers or partners is an "affiliate," as that term is defined under the Trust Indenture Act, of the Trustee for the Securities as specified in the Invitation, or of its parent (if any); neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of such Underwriter as those terms are defined in the Trust Indenture Act or in the relevant instructions to Form T- 1; neither such Underwriter nor any of its directors, partners or executive officers, separately or as a group, beneficially owns 1% or more of the shares of any class of voting securities of the Trustee or of its parent (if any); and if such Underwriter is a corporation, it does not have outstanding nor has it assumed or guaranteed any securities issued otherwise than in its present corporate name, and neither the Trustee nor its parent (if any) is a holder of any such securities.

     (e) If the Issuer is a public utility, such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company," each as defined in the Public Utility Holding Company Act of 1935, as amended.

     (f) Neither such Underwriter nor any "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) of which it is a member is the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 5% of any class of voting securities of the Issuer, its parent (if any), any other seller of Securities, or any guarantor of Securities, nor does it have any knowledge that more than 5% of any class of voting securities of the Issuer is held or to be held subject to any voting trust or other similar agreement.




















                                      A-2